Crowe MacKay LLP 1100 - 1177 West Hastings Street Vancouver, BC V6E 4T5 Main +1 (604) 687 4511 Fax +1 (604) 687 5805 www.crowemackay.ca

Consent of Independent Registered Public Accounting Firm

We hereby consent to the inclusion in this Registration Statement on Form 20-F of Blender Bites Limited (the "Registration Statement") of our report dated June 16, 2023, relating to the consolidated financial statements of Blender Bites Limited (Formerly: Balsam Technologies Corp.) which comprise the consolidated statements of financial position as of October 31, 2022 and October 31, 2021 and the consolidated statements of loss and comprehensive loss, changes in shareholders' equity (deficiency) and cash flows for the years then ended, and notes to the consolidated financial statements.

We also consent to the reference to us under the heading "Statement by Experts" in this Registration Statement and to the filing of this letter as an exhibit to this Registration Statement.

/s/ Crowe MacKay LLP

Chartered Professional Accountants

Vancouver, Canada

July 31, 2023